UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DALECO RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

DALECO RESOURCES CORPORATION

17 Wilmont Mews, 5th Floor

West Chester, Pennsylvania 19382

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 23, 2014

NOTICE IS HEREBY GIVEN THAT THE 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Daleco Resources Corporation (the "Company") will be held at 10:00 a.m., Local Time, on April 23, 2014, at the Desmond Hotel, 1 Liberty Blvd, Malvern, Pennsylvania 19355.

The meeting will be held for the following purposes:

1	To elect eight directors, each for a term that expires in 2015 or until their successors are duly elected and qualified;
2	To hold an advisory vote to approve executive compensation; and

3	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By action of the Board of Directors, only persons who are holders of record of shares of the Company at the close of business on February 24, 2014 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Company’s Board of Directors. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. Alternatively, internet voting is available, as described in the proxy voting instructions on your proxy card. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

By Order of the Board of Directors

/s/ Michael D. Parrish
Michael D. Parrish
Chief Executive Officer

March 10, 2014

DALECO RESOURCES CORPORATION

17 Wilmont Mews, 5th Floor

West Chester, Pennsylvania 19382

_________________________

PROXY STATEMENT

_________________________

QUESTIONS AND ANSWERS

Why are These Proxy Materials Being Provided to Stockholders?

The board of directors of Daleco Resources Corporation has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail in connection with the solicitation of proxies by the board for use at the 2014 annual meeting of stockholders. The 2014 annual meeting will be held on April 23, 2014 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

Why Did We Mail a Notice Regarding the Internet Availability of Proxy Materials to Stockholders Instead of Mailing a Full Set of Proxy Materials?

Instead of mailing a printing copy of our proxy materials to all of our stockholders, we elected to make this proxy statement and our Amended Annual Report on Form 10-K for the fiscal year ended September 30, 2013 available to our stockholders on the Internet. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce printing and shipping costs and lessen the environmental impact on the annual meeting. On or about March 10, 2014, we mailed a notice to stockholders containing instructions on how to access our proxy statement and annual report, and how to vote.

INFORMATION REGARDING SOLICITATION AND VOTING

Location of the Annual Meeting of Stockholders

The annual meeting will be held at the Desmond Hotel, 1 Liberty Blvd, Malvern, Pennsylvania 19355.

Principal Executive Offices

Our principal executive offices are located at 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. Our telephone number is (610) 429-0181.

Record Date and Outstanding Shares

Stockholders of record at the close of business on February 24 2014, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding and entitled to vote of the Annual Meeting common stock, $0.01 par value per share (“Common Stock”). As of the Record Date, February 24, 2014, 72,468,458 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock held as of the record date.

Instructions for Internet voting. Stockholders may vote by proxy via the Internet by following the instructions contained in the notice that was delivered by mail. Stockholders who request printed copies of our proxy materials by mail may vote by mail, telephone or via the Internet. When voting on the Internet, stockholders who indicate that they wish to vote in accordance with the recommendations of the board of directors will have their shares voted: (1) FOR the election of the director nominees described in this proxy statement; and (2) FOR the resolution to approve executive compensation. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

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Instructions for Mail and Telephone Voting. Stockholders who wish to vote by mail or telephone should follow the instructions on the proxy card. Shares voted by telephone or represented by written proxies that are properly dated, executed and returned will be voted at the annual meeting in accordance with the instructions given by telephone or on such written proxies. If no specific instructions are given, shares will be voted: (1) FOR the election of the director nominees described in this proxy statement; and (2) FOR the resolution to approve executive compensation. Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Instructions for Voting in Person. Stockholders may vote in person at the Annual Meeting. Ballots will be provided to stockholders who wish to vote at the annual meeting.

Effect of Not Casting Your Vote and Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. If you hold your shares in street name and do not indicate how you want your shares voted in the election of, your bank or broker is not permitted to and will not vote those shares, which we refer to as broker non-votes, on your behalf. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Broker non-votes are counted for the purpose of determining the presence of a quorum but are not entitled to vote, and thus are not counted for the purpose of determining the number of shares voting in the election of directors or the advisory vote on the compensation of our named executive officers.

Vote Required

The table below indicates the vote required to approve each of the proposals described in this proxy statement, assuming the presence of quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Elect eight directors	Majority of the shares present, in person or by proxy, and entitled to vote

Two	To hold an advisory vote to approve executive compensation.	Majority of the shares present, in person or by proxy, and entitled to vote
Three	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting	Majority of the shares present, in person or by proxy, and entitled to vote

Recommendations of our Board of Directors

Our board of directors recommends that stockholders vote their shares: (1) FOR the election of each of the eight director nominees; (2) FOR the resolution to approve executive compensation; and (3) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements f the Annual Meeting.

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Revocability of Proxies

You can change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of four ways:

•	vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•	submit a signed proxy card with a later date;

•	vote in person at the annual meeting; or

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy.

Attendance at the annual meeting will not automatically revoke your previously submitted proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting at letter from such broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on February 24, 2014 and (2) that such broker, bank or other nominee is not voting such shares at the annual meeting.

Solicitation of Proxies

We are soliciting proxies to provide all shareholders of record on February 24, 2014 with an opportunity to vote on matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

We have retained Broadridge Corporation Issuer Solutions, Inc., to assist us in the solicitation of proxies for the annual meeting.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions are counting for the purpose of determining the presence of a quorum and the number of shares voting on a proposal. Abstentions will have the same effect as a vote against a proposal requiring the approval of a majority of the shares present, in person or by proxy, and entitled to vote.

Householding

Unless it has received instructions to the contrary, the Company will send only one notice of the electronic or paper available of its Annual Report, Proxy Statement and Notice of Annual Meeting to each household in which two or more Stockholders reside if the Company has reason to believe that the Stockholders are members of the same family or share a custodial relationship. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single set of the Company’s annual disclosure documents, please follow these instructions.

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If your shares are registered in your own name, please contact our transfer agent and inform them of your request to revoke or institute householding by calling them at (610) 649-7300, or writing to them at Broadridge Corporation Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103. Within 30 days of your revocation, the Company will send individual documents. If a bank or other nominee holds your shares, please contact your bank, broker or other nominee directly.

If you are accessing the Company’s annual disclosure documents electronically, you may do so without having to contact the Company’s transfer agent.

Where Can Annual Meeting Voting Results Be Found?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspectors of election and will be reported on a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the annual meeting.

What does it mean if I get more than one proxy card or set of instructions from a bank, broker or other nominee?

Your shares may be registered in more than one account. You should vote each proxy card you receive and follow each set of instructions from your bank, broker or other nominee.

Who can help answer your questions?

If you have any questions about any of the proposals to be presented at the Annual Meeting or how to submit your proxy card or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our Investor Relations Department by telephone at (610) 429-0181 or by mail at the Company’s current address at 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382.

YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED SHAREHOLDER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BANK, BROKER OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information, as of the Record Date, February 24, 2014, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Voting Stock, as set forth on such person’s filings with the Securities and Exchange Commission and the records of the Company.

	PRINCIPAL SHAREHOLDER	AMOUNT OF BENEFICIAL OWNERSHIP (SHARES)		PERCENT OF CLASS (%) (4)
Common	Far East Investments, LLC	19,250,000	(1)	20.99%
Common	DTE Investment, Ltd	13,750,000	(2)	15.95%
Common	Far East USA Investments, LLC		(3)	(3)

1.         The shares held by Far East Investments, LLC (“FEI”) consist of 7,500,000 shares, warrants exercisable for 6,250,000 shares, and warrants exercisable for 5,500,000 shares held by Far East USA Investments, LLC, an affiliate of FEI.

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2.         The shares held by DTE Investment LTD consist of 7,500,000 shares and warrants exercisable for 6,250,000 shares.

3.          FEI is the majority owner of Far East USA Investments, LLC (“USA”). USA has granted FEI voting control over the shares subject to the warrants.

4.         The applicable percentage ownership is based on 72,468,458 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible, through the exercise of warrants, options or the conversion of Preferred Stock into shares of Common Stock as of the Record Date.

PROPOSAL ONE - NOMINATION AND ELECTION OF DIRECTORS

The Board currently consists of eight directors who were elected or appointed to serve as directors of the Company until this Annual Meeting or until their successors are duly elected and qualified, and one vacancy. The directors elected at the Annual Meeting, and who qualify to serve, will serve until their successors are elected at the Annual Meeting to be held in 2014 and until their successors are duly elected and qualified. The Board is authorized to be comprised of a total of fifteen directors and eight persons are nominated for election to the Board.

Pursuant to the Stock Purchase Agreement (the “Investor Stock Purchase Agreement”) dated March 25, 2013 by and among the Company, Far East Investments, LLC, a California limited liability company (“FEI”), and DTE Investment Ltd., a British Virgin Island Company (“DTE”) (hereinafter FEI and DTE are sometimes collectively referred to as the “Investors”), the Investors have the right to nominate two nominees to stand for election to the Board of Directors for so long as the Investors collectively own at least 7,650,000 shares of the Company’s Common Stock. The Investors have proposed Mr. Li Chi Kong and Mr. Grant Lin for election to the Board of Directors and the Board has nominated each individual for election to the Board. In the event that a person proposed for election by the Investors is not elected at any meeting of stockholders where Directors are elected, the Investors shall be entitled to nominate a replacement candidate who, if appointed by the Board, shall serve as a Director pending the next election of directors by the stockholders of the Company.

Required Vote

The shares represented by the enclosed proxy will be voted at the Annual Meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominees listed below. All of the nominees are currently members of the Board. If any nominee becomes unavailable for any reason or if another vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted by the holders of such proxy in their sole discretion.

The names and ages of the Company's nominees for directors; their principal occupations during the past five years; their specific experiences, qualifications, attributes or skills that qualify them to serve as directors; and certain other information are listed below. Each nominee has consented to stand for election for a term expiring at the Company's 2015 Annual Meeting of Stockholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board will designate a new nominee and the persons named as proxies will vote for that substitute nominee.

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The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below by executing and returning the enclosed proxy card.

Name	Age	Position

Michael Carter	41	Chairman of the Compensation Committee and Director

Li Chi Kong	53	Director

Grant Lin	52	Director

Robert E. Martin	85	Chairman of the Non-Qualified Independent Directors Stock Option Plan and Director

Charles T. Maxwell	82	Chairman of the Nominating Committee and Director

Gary J. Novinskie	63	President, Chief Financial Officer and Director

Michael D. Parrish	50	Chief Executive Officer and Director

Mr. Raymond Sobieski	55	Chairman of the Audit Committee and Director

Nominees and Business Experience

Michael M. Carter (41)

Michael M. Carter has been a member of the Board since August 2013, a member of the Nominating and Governance Committee since September 2013 and Chairman of the Compensation Committee since February 2014. He has been the CEO and President of BizEquity, the first patented and leading online business valuation service, since 2010. He has also been the Managing Director of The Musser Group since 2001 where he works with entrepreneurs to help finance, structure and grow companies. He has also founded three technology companies, and served as an executive officer of US Interactive, Inc., a publicly-traded technology services firm, from 1998-2002. He serves or has served previously on various boards including Arthur Ashe Youth Tennis and Education Board; the board of The Musser Foundation; and has served on the board of the Innovations Committee for the United Way of Pennsylvania; and in the Philadelphia Library technology board. He was awarded B.S. and M.S. degrees from St. Joseph’s University.

Li Chi Kong (53)

Mr. Li has been a member of the Board since May 2013. He has over thirty years of entrepreneurial and leadership experience, having led and created several ventures in China. For the past ten years, he has been the Chief Executive Officer of DTE Investments Ltd., a natural resources trading company throughout Asia. Previously, he was a Chinese based real estate developer and serial entrepreneur. Earlier in his career, he was the senior executive and partner responsible for the creation of the Fanda’s computer manufacturing facility prior to the creation of Lenovo Corporation.

Grant Lin (52)

Mr. Lin has been a member of the Board since May 2013 and a member of the Non-qualified Independent Director Stock Option Plan Committee of the Board since September 2013. He is the Managing Director of Far East Investments, LLC. He is also founder and owner of V Channel, an interactive TV shopping channel currently broadcasting 24/7 from Los Angeles, CA to the United Kingdom. Previously, he served as CEO of Far East Industrial Stock Co., Ltd China. He has wide international connections in investing, trading, and manufacturing in Asia, the United States, and the United Kingdom.

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Robert E. Martin (85)

Mr. Martin has been a member of the Board since April 2008 and has been a director and the President of Clean Age Minerals, Inc. (“CAMI”), a wholly-owned subsidiary of the Company, since January 2008. He serves as the Chairman of the Non-qualified Independent Director Stock Option Plan Committee of the Board. From September 2000 to May 2005, he was a member of the Board. From 1994 to September 2000 (when the Company acquired CAMI), he was a director and officer of CAMI and its affiliates. He previously was a Regional Vice President for Kaiser Aluminum, Vice President of Sales and Executive Vice President for Lively Equipment Company, and the owner of R.E. Martin Investments and R.R. Martin Sales. He is a retired Brigadier General in the U.S. Air Force Reserve. He is a graduate of Park University. He obtained a Master’s degree equivalent in Electrical Engineering through a joint program between the U.S. Air Force and the University of Denver. He also attended Tulsa University Law School and did post graduate work at Oklahoma State University and the University of Oklahoma.

Charles T. Maxwell (83)

Mr. Maxwell has been a member of the Board since January 2006. He serves as a member of the Audit, Compensation and Nominating and Governance (Chairman) Committees of the Board. He was educated at Princeton University as an undergraduate and Oxford University as a graduate. He entered the oil industry in 1957 and worked for Mobil Oil Company for 11 years in the United States, Europe, the Middle East and Africa. His background has been in four traditional sectors of the industry - producing, refining, transportation, and marketing. In 1968, he joined a well-known Wall Street Firm as an oil analyst. In polls taken by Institutional Investor magazine, he was ranked by the US financial institutions as the No. 1 oil analyst for the years 1972, 1974, 1977 and 1981-1986. In addition, for the last 22 years, he has been an active member of an Oxford based organization comprised of OPEC and other industry executives from 30 countries who meet twice a year to discuss trends within the energy industry. He is currently affiliated with Weeden & Co., LLP, of Greenwich, Connecticut. He was a director of Chesapeake Energy Corp.

Gary J. Novinskie (63)

Mr. Novinskie is the President and Chief Financial Officer of the Company. He has been a member of the Non-qualified Independent Director Stock Option Plan Committee of the Board since September 2013. He has previously served as the interim Chief Executive Officer of the Company from August 2007 until May 2012. He has been the President and Chief Financial Officer of the Company since October 1996 and was previously the Chief Operating Officer of Deven Resources, Inc. He has been a member of the Board since August 2007. Prior to his employment with Deven Resources, Inc., he was a Vice President of Broad Street Financial Company, a privately held holding company in Columbus, Ohio, for four years. He also served as the President of Omni Exploration, Inc., a public oil and gas company for seven years, as Vice President in the Energy Lending Department of the Huntington National Bank in Cleveland, Ohio, and has held various engineering and management positions during his career with Amoco Production Company at various locations throughout the United States. He holds a B.S. from the Pennsylvania State University in Petroleum and Natural Gas Engineering and an M.B.A. from Case Western Reserve University, majoring in Banking and Finance.

Michael D. Parrish (50)

Mr. Parrish has been the Chief Executive Officer and a Director of the Company since May 2012. He was Chairman and Chief Executive Officer of Environmental Infrastructure Holdings Corp. (“EIHC”) from December 2009 through August 2012. Prior to his positions with EIHC, he was Founder, President and CEO of Equisol, LLC, an environmental services company specializing in industrial air, water and ground instrumentation. Prior to his tenure with Equisol, he held various executive positions in several General Electric companies where he served in positions such as General Manager for global logistics and services for GE’s water business, and earlier, as Managing Director for GE Capital, specializing in e-commerce, Six Sigma, and productivity of several of GE’s equipment management groups. Prior to GE, he served for 14 years active duty in the U.S. Army where he held various leadership positions of increasing responsibility as an Army Aviator, culminating as a member of the Army Acquisition Corps. He has a bachelor’s degree in engineering from the U.S. Military Academy at West Point, as well as a master’s degree in astronautical engineering from Stanford University and an MBA with honors from the Wharton School of the University of Pennsylvania. He is the past President of the West Point Society of Philadelphia and served on the advisory boards of the USO of SEPA/NJ and the United States Military Academy at West Point.

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Raymond Sobieski (55)

Raymond Sobieski has been a member of the Board since August 2013. He has been a member of the Audit (Chairman), Compensation and Nominating and Governance Committees since September 2013. He possesses more than thirty years of entrepreneurial and leadership experience, having founded several manufacturing firms and an early e-commerce company. He has been a limited partner and member of the executive committee of ARC Angel Fund since 2010. He served as President and Chief Executive Officer of TE Wire & Cable, a specialty wire and cable manufacturing firm, from 2004 to 2009 and President and Chief Executive Officer of Cyberwarehouse, Inc., an online retailer of computer hardware and software products, from 1994 to 2001. He is a graduate of Monmouth University and has a Master of Business Administration from the Wharton School of the University of Pennsylvania. He is a Certified Public Accountant.

Certain Relationships and Related Transactions, and Director Independence.

Director Independence

The Board of Directors has reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board of Directors does not believe that any of its non-employee members, other than Mr. Lin, have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors of the Company has identified and determined that Messrs. Carter, Li, Maxwell, and Sobieski are independent directors. In determining that Messrs. Carter and Li are independent directors, the Board considered that Messrs. Carter’s and Li’s stock ownership would not disqualify either gentleman from being “independent” under the guidelines established by NASDAQ.

Transactions With Related Persons

Martin Obligations

At February 28, 2014, the Company and its subsidiaries owed Robert E. Martin, a Director of the Company, the amounts of $486,755 (“Martin Debt”). The highest amount of the Martin Debt during the period from October 1, 2012 through February 28, 2014 was $529,470, and during this period (i) the Company paid Mr. Martin $19,051 in principal and $34,490 in accrued interest, and (ii) $10,785 in interest accrued under the Martin Debt at the rate of eight percent (8%). As a condition of the Investor Stock Purchase Agreement, Mr. Martin entered into a Forbearance Agreement providing for Mr. Martin’s agreement to forbear from making a demand on the Company for payment of the outstanding Martin Debt until March 25, 2015, and reduced the interest rate applicable to the Martin Debt from 8% to 0% for the period beginning March 25, 2013 through March 25, 2014 and 3.5% for the period beginning March 26, 2014 through March 25, 2015. Mr. Martin is entitled to receive accelerated payment of the Martin Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

Novinskie Obligations

At February 28, 2014, the Company and its subsidiaries owed Gary Novinskie, the President and Chief Financial Officer and a Director, a total of $344,792 (“Novinskie Debt”) for back wages, interest and other items. The highest amount of the Novinskie Debt during the period from October 1, 2012 through February 28, 2014 was $387,292, and during this period the Company paid Mr. Novinskie $42,500 in principal under the Novinskie Debt, which does not bear interest. As a condition of the Investor Stock Purchase Agreement, the Company entered into a First Amendment to Employment Agreement with Mr. Novinskie providing for his agreement to forbear from making a demand on the Company for payment of the remaining Novinskie Debt until March 25, 2015. Mr. Novinskie is entitled to receive accelerated payment of the Novinskie Debt should the Company receive revenues and/or investments in excess of stated amounts or if the company permits an Event of Default to go uncured.

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Exclusive Sales Agency And Marketing Agreement.

On March 25, 2013, the Company entered into an Exclusive Sales Agency and Marketing Agreement with FEI. Mr. Grant Lin, a Director of the Company, is the principal of FEI. Under the terms of the FEI Sales Agreement, FEI is granted the exclusive right to market and act as agent for the Company for the sale of the Company’s natural resource products produced, gathered and sold by the Company, with the exception of ZeoSure, in Asia, excluding India. The FEI Agreement provides for the payment of a monthly advance of $10,000 which is applicable against future commissions due FEI under this Agreement.

Review, Approval Or Ratification Of Transactions With Related Persons

The Company’s Audit Committee reviews and approves or ratifies any transaction between the Company and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

•	The nature of the related person’s interest in the transaction;
•	The material terms of the transaction;
•	The significance of the transaction to the related person;
•	The significance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Company’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons’ transaction policy will control. This related person’s transaction policy is contained in the Audit Committee charter and is posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

CORPORATE GOVERNANCE

The Board has standing Audit, Compensation, Non-qualified Independent Director Stock Option Plan and Nominating and Governance Committees. In addition, the Board of Directors has adopted a corporate governance program that includes a Corporate Governance Policy and a Code of Business Ethics. The charters of the Audit, Compensation and Nominating and Governance Committees and the Corporate Governance Policy and Code of Business Ethics are posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

Director Independence - The Board and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board does not believe that any of its nonemployee members have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board has identified and determined that Messrs. Carter, Li, Maxwell, and Sobieski are independent directors.

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Board Attendance - Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of stockholders. The Board held a total of nine meetings during fiscal 2013. Each Director of the Company attended at least 75% of the aggregate meetings of the Board, and at least 75% of the aggregate meetings of the committees on which they served during their period of service.

Board Leadership Structure - Mr. Parrish, the Company's Chief Executive Officer, is a member of the Board and generally serves as Chairman of the Board’s meetings. The Board believes that the Company and its stockholders are best served by retaining the Board's flexibility to allocate the responsibilities of Chairman of the Board and Chief Executive Officer (“CEO”) in any way that is in the best interests of the Company at any future point in time. Adopting a policy that restricts the Board's discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO) would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

The Board has not yet amended its Corporate Governance Policy to provide that the Company shall have a Lead Independent Director at any time during which the positions of Chairman of the Board and CEO are held by the same person. The Board intends to amend the Corporate Governance Policy, such that the Lead Independent Director:

•	Works closely with the Chairman to approve the information presented to the Board and set and approve meeting agendas and meeting schedules;
•	Chairs meetings of the Board in the absence of the Chairman;
•	Oversees meetings of the independent directors, including executive sessions of the nonemployee directors;
•	Serves as the principal liaison between the independent directors and the Chairman;
•	Takes a leading role in the Board evaluation process; and
•	Has the authority to call meetings of the independent directors from time to time.

The CEO serves as a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges, especially in light of the Company’s lack of liquidity and capital resources. In short, the Board believes that a Chairman who is a member of the management team is well situated to oversee and execute the Company’s strategy and business plans to maximize shareholder value. The Board believes that Board independence and oversight of management are effectively maintained through the Board's current composition and committee system.

Board Role in Risk Oversight - The Board, together with the Audit Committee and the Compensation Committee, are primarily responsible for overseeing the Company's risk management. Management of the Company has not formed an Enterprise Risk Management Committee, or “ERM Committee.” The Chief Financial Officer, Chief Accounting Officer and general counsel generally act in such role as an ERM Committee. The primary responsibility of such informal ERM Committee is to promote the development of sound policies, procedures and practices for managing the Company’s material risks and to report the results of the informal ERM Committee's activities to the Audit Committee. The informal ERM Committee provides the Audit Committee with reports on a regular basis and the full Board is provided an overview of key risks from various members of senior management. In addition, the Compensation Committee oversees risk requiring its expertise, such as those related to incentive compensation programs and policies.

Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks and has no effect on the Board's leadership structure.

Director Qualifications - The Nominating and Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess the highest personal and professional ethics, integrity and values; have an understanding of our business; have diverse experiences in key business, financial and other challenges that are faced by a publicly held company; and represent the long-term interest of our stockholders. In particular, the Nominating and Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies or other organizations; oil and gas production and exploration companies; mineral companies; investment banking or the banking industry; accounting and finance; and retail/mass marketing experience. We expect our directors to represent all stockholders rather than special interest groups or any group of stockholders.

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Corporate Governance Principles - The Board adopted a Corporate Governance Policy in 2008. The Corporate Governance Policy principles relate to the role, composition, structure and functions of the Board. The Nominating and Governance Committee is responsible for periodically reviewing the Corporate Governance Policy and recommending any changes to the Board.

Code of Business Ethics - The Corporation has adopted a Code of Business Ethics that informs the Company's directors and employees of their legal and ethical obligations to the Company and set a high standard of business conduct. The Code of Business Ethics applies to all employees and, where applicable, to directors of the Company. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation's web site, the address of which is www.dalecoresources.com.

Shareholder Communication with the Board - Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary's Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, PA 19382. The independent directors have requested that the Secretary of the Company act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board's responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials and frivolous or inappropriate communications will not be forwarded.

Director Nominee Procedures - There have been no changes in the procedures by which security holders may recommend nominees to the Board after the Company last provided disclosure of such procedures.

BOARD COMMITTEES AND MEETINGS

Audit Committee

The Board has established an audit committee (the “Audit Committee”) in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended, that currently consists of Messrs. Maxwell and Sobieski, with Mr. Sobieski serving as Chairman. It has been determined by the Board that each member of the Audit Committee meets the applicable NASDAQ independence requirements and that Mr. Sobieski is an Audit Committee “financial expert,” as defined in Item 401 of Regulation S-K, due to his business experience and background described above. The Audit Committee members were appointed at a September 2013 meeting of the Board, but are generally appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Audit Committee operates pursuant to a charter that was adopted by the Board in December 2005. A copy of the Audit Committee charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Annual Report on Form 10-K as Exhibit 3.2. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Company and its subsidiaries so as to assure (i) that the overall audit coverage of the Company and its subsidiaries is satisfactory and appropriate to protect the stockholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Company and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Company regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. The Audit Committee held six meetings during fiscal 2013.

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Compensation Committee

The Board has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Maxwell, Carter and Sobieski, and Mr. Carter serves as Chairman. It has been determined by the Company’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Compensation Committee members were appointed at a September 2013 meeting of the Board, but are generally appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Compensation Committee Charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Annual Report on Form 10-K as Exhibit 3.6. The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer and other executive officers and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other officers of the Company, establishing that all compensation for executive officers and other officers is in compliance with securities law provisions, and review and approval of the Company’s equity-based incentive programs. The By-laws do not provide the Compensation Committee with any delegation authority regarding its duties. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held six meetings during fiscal 2013.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee during fiscal 2013 had any related person transaction with the Company required to be disclosed under Item 404 of Regulation S-K. Currently, no executive officer of the Company is serving as a member of the Compensation Committee or Board of Directors of any other entity that had an executive officer serving as a member of the Company’s Board or Compensation Committee such that the service would constitute an interlock under Item 404 of Regulation S-K.

Non-qualified Independent Director Stock Option Plan Committee

The Board established a Non-qualified Independent Director Stock Option Plan Committee (the “Non-qualified Independent Director Stock Option Plan Committee”) that currently consists of Messrs. Lin, Martin and Novinskie with Mr. Martin serving as Chairman. The Non-qualified Independent Director Stock Option Plan Committee members were appointed at a June 2013 meeting of the Board, but are generally appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to the Non-qualified Independent Director Stock Option Plan approved by the Stockholders at the Company's Annual Meeting in March 2004 (“Plan”). The Plan provides for award of incentive options to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company. The Non-qualified Independent Director Stock Option Plan Committee held two meetings during fiscal 2013.

Nominating and Governance Committee

The Board has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Carter and Maxwell and with Mr. Maxwell serving as Chairman. It has been determined by the Board that each member of the Nominating and Governance Committee meets NASDAQ independence requirements. The Nominating and Governance Committee members were appointed at an October 2013 meeting of the Board, but are generally appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Stockholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Nominating and Governance Committee Charter can be found on the Company’s website (www.dalecorsources.com) and is attached to the Company’s Annual Report on Form 10-K as Exhibit 3.5. The duties of the Nominating and Governance Committee include identification and nominations to the Board of candidates for election as Directors of the Company and the development and review of the Company’s Corporate Governance Principles. As part of its assigned duties, the Nominating and Governance Committee will review the Corporate Governance Policy principles and report to the Board as to their acceptability in scope and application, as well as recommend any future amendments thereto. The Nominating and Governance Committee held four meetings during fiscal 2013.

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The Nominating and Governance Committee uses different sources to identify Board candidates, including the Company’s executive officers and current members of the Board. The Nominating and Governance Committee also considers the nomination of candidates for Director recommended by Stockholders in conformance with the appropriate tests and standards. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership, regardless of the original source of the candidate’s nomination. Recommendations to the Nominating and Governance Committee from Stockholders regarding candidates must be delivered to the Company’s Corporate Secretary no later than the close of the Company’s fiscal year, September 30, prior to the Annual Meeting of Stockholders at which the nominating shareholder proposes that the recommended candidate stand for election.

Article III of the Company’s By-laws authorizes Director nominations to be made by Stockholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a Director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Company will be best served if its Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers to give perspective to the data we present in the compensation tables, as well as the narratives that follow the tables.

Executive Compensation

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), provides for the Stockholders to take an advisory vote to indicate how frequently we should seek further advisory votes on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company. The Board of Directors considered that given the nature of our compensation programs, a triennial vote would be sufficient for the Stockholders to provide us with their input on our compensation philosophy, policies and practices. At the 2011 annual meeting of stockholders held on April 26, 2011 (the “2011 Annual Meeting”), the stockholders voted in favor of such three-year interval for the future advisory voting on executive compensation.

The Dodd-Frank Act enables Stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the named executive officers as disclosed in the proxy statement in accordance with rules and regulations of the Securities and Exchange Commission. This vote, commonly known as a “say-on-pay” vote, gives Stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the proxy statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of the Stockholders. For fiscal 2013, 2012 and 2011, the principal components for our named executive officer were base salary and equity-based incentive compensation. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2013, 2012 and 2011 compensation of our named executive officers.

While the “say-on-pay” vote is advisory only and is not binding on the Company, the Compensation Committee or the Board, the Board of Directors highly values the opinions of the Stockholders and will take into consideration the Stockholders’ comments when evaluating appropriate responses to address those valid concerns.

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At the 2011 Annual Meeting, the Stockholders approved, on an advisory basis, the compensation of the named executive officers, with the exception of Michael D. Parrish who was not an officer at that time, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders. In accordance with that vote taken at the Company’s 2011 Annual Meeting, the Stockholders voted to conduct a vote on this issue every three (3) years. The Company is again asking the Stockholders to vote on the compensation of the named executive officers.

Executive Officers

The following is a list of names and ages of all of the executive and other officers of the Company indicating all positions and offices held by such person and each person’s principal occupation or employment with the Company. The executive officers are elected annually by the Board of Directors.

Name	Principal Occupation	Age	Executive Officer Since
Michael D. Parrish	Chief Executive Officer since May 2012	50	2012

Gary J. Novinskie	Interim Chief Executive Officer from August 2007 through May 2012, President and Chief Financial Officer since 1996	63	1996

Executive Compensation Program Philosophy and Objectives

We reward our named executive officers (identified in our Summary Compensation Table below) and other officers for their efforts in helping us achieve market or above-market results and for helping us take important steps to meet our long-term strategic goals. As a result, our basic executive compensation philosophy remains to “pay for performance.”

For us, a “pay for performance” philosophy means providing market compensation packages when performance meets our expectations, but also realizing that results below our expectations may result in below-market compensation packages. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

•	attract, motivate and retain key executive talent;
•	incentivize our named executive officer and other officers to help us achieve superior financial and operational performance; and
•	continue to align our named executive officer’s and other officers’ compensation interests with our goal of creating long-term shareholder value.

Since August 2007, we believe that our executive compensation program should not be overly influenced by the short-term performance of our stock, but should instead promote long-term shareholder value. Our executive officers and other officers are already individually focused on promoting long-term shareholder value because they are each significantly invested in our common stock. Our experience, however, has been that utilizing salary, annual cash incentive awards, and long-term equity-based awards as the primary elements of our executive compensation program are the best way to continue to align our executives’ compensation interests with our goal of promoting long-term shareholder value.

We also understand that our executive compensation program provides a starting point, or baseline of comparison, for the compensation that we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors consist of the executive’s range of responsibilities and related performance measures, amounts paid to executive officers with similar responsibilities in similarly situated companies and other individual factors affecting each executive’s performance.

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Compensation Administration

The Compensation Committee of our Board of Directors, which we refer to as our Compensation Committee, reviews and determines the compensation for our named executives and other officers. The compensation that we paid our named executive and other officers in fiscal years 2013 and 2012 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other things, structuring and administering the compensation programs and plans in which our named executive and other officers participate.

Compensation Processes, Procedures and Benchmarking

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled April meeting. Historically, at this meeting, our Compensation Committee first reviews the elements of each named executive officers’ total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the executive and other officers who report to him, but those officers are not present in the meeting during compensation deliberations. The chairman of the Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer and other officers, who are absent from the meeting at that time.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officer and other officers. In general, when setting each component of compensation for our named executive and other officers, our Compensation Committee considers the following performance factors:

•	our previous year’s operating results and whether we achieved our performance objectives;
•	the relative value of the executive’s unique skills, competencies and institutional knowledge;
•	the executive’s performance of management and officer responsibilities; and
•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

Our Chief Executive Officer’s compensation is also approved by the full Board of Directors.

Our Compensation Committee granted equity incentive awards in fiscal 2013 and 2012.

We believe the total cash compensation paid (the combination of salary and incentives) to our named executive and other officers for fiscal 2013 was below the compensation paid for executives holding similar positions in our peer group.

We believe the total cash compensation paid (the combination of salary and incentives) to our Chief Executive Officer for fiscal 2013 was competitive for executives holding similar positions in our peer group, but above the compensation historically paid by the Company. We believe the total cash compensation paid (the combination of salary and incentives) to our President/Chief Financial Officer and other officers for fiscal 2013 was below the compensation paid for executives holding similar positions in our peer group

Primary Elements of Compensation

Generally, we have established executive compensation objectives that are primarily focused on helping us create long-term shareholder value. We believe that we can best achieve our executive compensation program objectives by offering competitive short-term compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, short-term incentive awards, and long-term equity-based incentive awards, which are each described in detail below. Generally, we look at our named executive officers and other officers’ complete compensation arrangements when establishing salaries, annual cash awards, and short-term and long-term equity incentive awards.

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Salaries

We provide our named executive and other officers with annual salaries both to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named executive officer, salary represents a non-“at risk” cash component of compensation. We establish our salaries at levels designed to reward our named executive and other officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual officer, as determined by our Compensation Committee.

For fiscal year 2013, the amount of each named executive and other officer’s salary did not change substantially from such officers’ base fiscal year 2012 salary. Salaries earned by our named executive officers for fiscal years 2013 and 2012 appear below in the “Salary” column of our 2013 Summary Compensation Table. The employment agreement between the Company and Mr. Parrish is attached to the Annual Report on Form 10-K as Exhibit 10.26, and the employment agreement between the Company and Mr. Novinskie is attached to the Annual Report on Form 10-K as Exhibits 10.5 and 10.26.

The employment agreement with Mr. Parrish was extended effective February 14, 2014 and included the following material amended terms:

•	The expiration date has been extended until July 31, 2014 with automatic thirty day (30) extensions unless either party provides sixty (60) day notice of termination;
•	A cash payment of $50,000 payable over four months beginning February 15, 2014 on account of unpaid salary in 2013;
•	The reduction in annual salary from the rate of $200,000 to $150,000; and
•	A cash bonus equal to 0.5% of all collected net revenue from “Asset Sales” of the Company’s “Key Assets”. The term “Key Assets” means the Company’s Kaolin and Zeolite deposits and Oil and Gas operations. The term “Asset Sales” means one or more sales to a third-party in bulk (e.g. larger than $1 million per transaction) that is not part of the Company’s routine sales activities.

The Company intends to file the amendment to Mr. Parrish’s employment agreement as an exhibit to its next Form 10-Q.

Annual Cash Incentive Awards

The Company desires to extend annual cash incentive awards to its named executive and other officers to motivate them to help us achieve our annual financial goals. No such awards were made in fiscal 2013 or 2012, and any such award would be expected to be made on a discretionary basis by the Board of Directors upon recommendation by the Compensation Committee. An annual cash incentive payment, if awarded, would be expected to be made in the fiscal year following the year in which it is earned.

Long-Term Equity-Based Incentive Awards

Historically, we have used stock options as the primary vehicle for providing long-term incentives to and rewarding our named executive officers and other officers for their efforts in helping to create long-term shareholder value. We have also considered stock options as a retention tool for executive talent. Both of these factors have helped our Compensation Committee determine in past years the type of award and the number of underlying shares that it granted in connection with an equity incentive award. We had historically believed that granting stock options was the best method for motivating named executive officers to manage our company in a manner consistent with the long-term interests of our stockholders because of the direct relationship between the value of a stock option and the market price of our common stock. The following factors, however, have caused us to reevaluate this approach, and we are considering using other forms of equity incentives in the future:

•	the evolution of regulatory, tax and accounting treatment of equity incentive programs, and
•	developments in our strategic objectives.

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We have historically granted stock awards to our named executive officers and other officers in conjunction with our Compensation Committee’s regular meeting. See the Summary Compensation Table for information regarding options awarded to the named executive officers during fiscal 2013 and 2012.

We anticipate granting further equity awards to our named executive and other officers. We also anticipate refining the details of our equity award program, including revisiting our policies and practices regarding the timing of awards and Compensation Committee approval, when, and if, we grant equity awards to named executive and other officers.

Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our group life, health, hospitalization and/or medical reimbursement plans. These plans do not discriminate in scope, terms or operation, in favor of executive officers or Directors and are available generally to all salaried employees. The Company has instituted a 401(k) savings plan which does not provide, at this time, for any Company contribution. (See - Retirement and Employee Stock Ownership Plans below.) We do not make post-termination payments and benefits available to our named executive officers. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites

We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees, and believe that this arrangement is consistent with our “pay for performance” philosophy. During fiscal 2013 and 2012, we offered our named executive officer no perquisites.

Health and Welfare Benefits

We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our officers. We believe that these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our President is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all salaried employees. These benefits include: vacation and personal time; paid holidays; medical; and, long and short-term disability insurance programs.

Pension Benefits

We do not provide defined benefit pension arrangements or post-retirement health coverage for our officers, as we do not believe that providing these types of benefits to our officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

Retirement and Employee Stock Ownership Plans

The Company has instituted a 401(k) savings plan which does not provide, at this time, for any Company contribution. (See - Retirement and Employee Stock Ownership Plans below.)

Employment and Severance Agreements

We do maintain employment agreements with Messrs. Parrish and Novinskie. Such agreements generally include specific cash payments in the event the officer’s employment is terminated other than for cause or terminated by the officer for good reason as set forth in such agreement. The agreements do not require the officer to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreement are not subject to reduction for other compensation earned by the officer after termination. The agreements do have expiration dates. We believe that these agreements were necessary for us to attract and retain these officers. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.

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Stock Ownership Guidelines

As discussed above and as disclosed below in the beneficial ownership tables, our named executive officers have a substantial equity incentive and/ or equity interest in the Company. As a result, we do not have a formal policy requiring that our named executive officers own any predetermined amount of our stock. However, as indicated above, a primary objective of our “pay for performance” philosophy is to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value. We therefore encourage our current named executive officers to continue to maintain an equity ownership in the company, which ownership further aligns their compensation interests with the interests of our stockholders.

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise.

Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, we have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation-Related Risk Assessment

In 2013, the Compensation Committee reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. The Compensation Committee conducted an assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices. Further, the Compensation Committee discussed the structure of the compensation program with independent Directors.

Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place, discussions with the independent Directors, as well as the Compensation Committee's formal review and discussion, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

The following tables and narratives provide, for the fiscal years ended September 30, 2012 and 2011, descriptions of the cash compensation paid by the Company, as well as certain other compensation, to Messrs. Parrish and Novinskie (referred to as named executive officers).

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Summary Compensation Table

The following table summarizes compensation earned during fiscal 2013 and 2012 by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(e)	(e)	(i)	(j)
Michael D. Parrish, Chief Executive Officer since May 2012 (2)	2013	$137,500	$100,000	$119,737	$47,000	$404,237
	2012	$87,500	$0	$0	$0	$87,500
Gary J. Novinskie, Interim Chief Executive Officer from August 2007 through May 2012, President and Chief Financial	2013	$100,000	$0	$0	$20,000	$120,000
Officer (3)	2012	$100,000	$0	$0	$0	$100,000

1)	The dollar amount reported in the Option Awards column represents the grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts were included in the Notes to Consolidated Financial Statements. Effective March 25, 2013, the Company granted an option for the purchase of 1.2 million shares of common stock to Mr. Parrish. The option is exercisable through May 2015 at an exercise price of $0.14 per share. The options granted to Mr. Parrish vested 50% in May 2013 and vest 50% in May 2014.
2)	On August 23, 2012, the Company, entered into an agreement with Michael D. Parrish to become the Chief Executive Officer and a director of the Board of Directors of the Company, which was amended effective January 31, 2014. The agreement provides for base salary of $150,000, and the payment of a cash bonus equal to 0.5% of all collected net revenue from “Asset Sales” of the Company’s “Key Assets”. The term “Key Assets” means the Company’s Kaolin and Zeolite deposits and Oil and Gas operations. The term “Asset Sales” means one or more sales to a third-party in bulk (e.g. larger than $1 million per transaction) that is not part of the Company’s routine sales activities. Effective March 25, 2013, the Company also granted 600,000 shares of common stock to Mr. Parrish. As of September 30, 2013, the 600,000 shares of Common Stock granted to Mr. Parrish in March 2013 have not been issued; however, such shares are treated as issued and outstanding in the accompanying consolidated financial statements and the Company has recorded $147,000 as compensation expense related to the grant of such shares. Such compensation expense includes $47,000 as an estimate of the gross-up for taxes related to such grant.
3)	As part of the forbearance requirements of the Investor Stock Purchase Agreement and as a condition precedent thereto, the Company entered into the First Amendment to Employment Agreement with Mr. Novinskie (“Novinskie Agreement”). The Novinskie Agreement provides for a lump sum payment of $42,500 towards the outstanding balance owed Mr. Novinskie under his Employment Agreement and Mr. Novinskie agrees to forbear from making a demand on the Company for payment of the remaining balance due him for a period of two years from the date of the Investor Stock Purchase Agreement. Mr. Novinskie is entitled to receive Accelerated Payments as defined in Note 6 of the Notes to Consolidated Financial Statements. The Company included $20,000 in compensation expense in 2013 as an estimate of the gross-up for taxes related to the aforementioned lump sum payment.

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Outstanding Equity Awards at 2013 Fiscal Year End Table

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal 2013:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Parrish(1)	600,000	600,000	$0.14	5/21/15
Novinskie (2)	500,000	-	$0.21	12/20/14

(1)	See note 1 to the Summary Compensation Table.
(2)	In December 2009, Mr. Novinskie was granted an option to purchase 500,000 shares of Common Stock. The option is exercisable through December 2014 at an exercise price of $0.21 per share. The option vested 50% in December 2010 and 25% in each of December 2011 and 2012.

Options Exercised

The named executive officers did not exercise any options during fiscal years 2013 and 2012.

Pension Benefits

The Company does not maintain any defined benefit plans or other plans with specified retirement benefits in which its named executive officers participate.

Nonqualified Deferred Compensation

The Company instituted a 401(k) savings plan in Fiscal 2013 which does not provide, at this time, for any Company contribution. (See- Retirement and Employee Stock Ownership Plans below.)

Potential Payments Upon Termination or Change in Control

Messrs. Parrish and Novinskie may terminate employment with the Company under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death and disability. Except as discussed below, the Company generally limits the payments or other forms of compensation that the Company will provide its named executive officers when their employment with the Company is terminated to compensation elements that the Company provides all its employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

At September 30, 2012, the Company was a party to Employment Agreements with Messrs. Parrish and Novinskie which provide for the officer to receive certain cash payments and other benefits if his employment with the Company is terminated other than for cause. Cause generally means the employee’s willful engaging in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of the Company or involves misappropriation of the Company’s funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. The employment agreement with Mr. Parrish also includes for cause provisions in case certain performance benchmarks are not obtained and/or maintained. See note 2 to the Summary Compensation Table

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Tabular Disclosure. The table below reflects the estimated amount of payments or compensation the named executive officer may receive under particular termination scenarios. The amounts shown in the tables below assume that the named executive officer is terminated as of September 30, 2013. Actual amounts that may be paid to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination. The following table shows the potential payments upon termination under various circumstances for Messrs. Parrish and Novinskie:

Benefits and Payments Upon Termination	Termination by Company Without Cause or Voluntary Termination for Good Reason on 09/30/13	Termination by Company With Cause or Voluntary Termination Without Good Reason on 09/30/13	Termination Subsequent to a Change in Control on 09/30/13		Termination by Death on 09/30/13	Termination by Disability on 09/30/13 (3)
Compensation:
Salary
Parrish (5)	$37,500	$0	$37,500		$0	$0
Novinskie(1)(2)(4)	$200,000	$0	$200,000		$200,000	$200,000

Base salary lump sum
Parrish	$0	$0	$0		$0	$0
Novinskie	$300,000	$0	$300,000	(2)	$0	$0

(1)	The amount of base salary and compensation payable to the named executive officer for services rendered during prior fiscal years has not been paid in full. As of September 30, 2013, Mr. Novinskie is owed $344,792.
(2)	For a termination subsequent to a change in control, this amount represents a lump sum cash payment based on the officer’s annual salary.
(3)	This amount reflects an assumption that the officer will receive the maximum available disability payment.
(4)	All options granted to the executive shall become fully vested in executive and he shall have a period of three years from the date of termination to exercise any such options.
(5)	In the event of termination by the Company without cause or voluntary termination for good reason or disability, all options granted to Mr. Parrish shall become fully vested and he shall have a period of three months from the date of termination to exercise any such options. In the event of termination by the Company with cause or voluntary termination without good reason, only vested options granted to Mr. Parrish must be exercised immediately upon such termination. In the event of Termination subsequent to a change in control, all options granted to Mr. Parrish shall become fully vested in executive. In the event of termination by death, all options granted to Mr. Parrish shall become fully vested and he shall have a period of six months from the date of termination to exercise any such options.

COMPENSATION OF DIRECTORS

Director Compensation

The Company does not make any cash compensation to its Directors. The Company does reimburse expenses incurred by our non-employee Directors to attend Board and Committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees. Independent Directors are eligible to participate in the Company’s Nonqualified Independent Director Incentive Stock Option Plan.

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The following table summarizes compensation earned during the 2013 fiscal year by our non-employee Directors:

	Fees Earned or	Option		All
	Paid in Cash	Awards		Other		Total
Name	($)	($)(1)		Compensation		($)
(a)	(b)	(d)		(g)		(h)
Michael A. Carter	$0	$0		$0		$0
Lord Gilbert (4)	$0	$0		$0		$0
David A. Grady (5)	$0	$11,656	(2)	$0		$11,656
Carl A. Haessler (5)	$0	$0		$0		$0
Li Chi Kong	$0	$0		$0		$0
Charles T. Maxwell	$0	$0		$36,795	(3)	$36,795
Stanley Porfido(6)	$0	$0		$0		$0
Raymond Sobieski	$0	$0		$0		$0

(1)	The dollar amount reported in the Option Awards column represents the grant date fair value of each award calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Notes 1 and 9 of Notes to Consolidated Financial Statements.
(2)	An option for the purchase of 200,000 shares of Common Stock, with an exercise price of $0.06, was awarded to Mr. Grady on December 27, 2012. The option is exercisable through December 2017. The option vests 50% in December 2013 and 25% in each of December 2014 and 2015. At the Company’s Annual Meeting of Shareholders in June 2013, Mr. Grady was not re-elected to serve as a Director; accordingly, the option expired unexercised in accordance with its terms.
(3)	On June 15, 2013, Mr. Maxwell purchased 1,250,000 shares of Common Stock and a warrant to purchase 500,000 shares of Common Stock for $125,000. Such purchase was made pursuant to the Company’s 2013 Private Placement (see Note 1 of the Notes to Consolidated Financial Statements). The warrant has an exercise price of $0.50 per share. The warrant expires on January 16, 2018. The Company determined the fair value of the warrant to be $36,795 using the Black-Scholes valuation model.
(4)	Lord Gilbert passed away in June 2013.
(5)	At the Company’s Annual Meeting of Shareholders in June 2013, Messrs. Grady and Haessler were not re-elected to serve as Directors.
(6)	Mr. Porfido resigned as a Director in February 2014.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,
/s/ MICHAEL M. CARTER
Michael M. Carter, Chairperson

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Equity Compensation Plan Information Table

The following table contains information as of September 30, 2013, regarding securities authorized for issuance under equity compensation plans including the Non-Qualified Independent Director Stock Option Plan and individual compensation arrangements:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	400,000	$0.22	1,200,000
Equity compensation plans not approved by security holders(2)	3,000,000	$0.18	-
Total	3,400,000	$0.19	1,200,000

(1)	See the Director Compensation table.
(2)	See Note 9 of the Notes to Consolidated Financial Statements.

Non-qualified Independent Director Stock Option Plan Committee

The Board of Directors has established a Non-qualified Independent Director Stock Option Plan committee (the “Non-qualified Independent Director Stock Option Plan Committee”) that currently consists of Messrs. Lin, Martin and Novinskie. Mr. Martin serves as Chairperson of the Non-qualified Independent Director Stock Option Plan Committee. Generally, the Non-qualified Independent Director Stock Option Plan Committee members are appointed annually by the Board of Directors at its annual meeting immediately following the Annual Meeting of Shareholders. The Committee operates pursuant to the Non-qualified Independent Director Stock Option Plan approved by the Shareholders at the Company's Annual Meeting in June 2013 (“Plan”). At such Annual Meeting, the shareholders approved, among other things, an increase in the number of shares of Common Stock reserved for issuance pursuant to the Independent Directors Non-qualified Stock Option Plan of the Company form 800,000 shares to 1.6 million shares and to extend the period during which grants may be made. The Plan provides for award of incentive options to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company. A copy of the Plan is included in the Annual Report on Form 10-K as Exhibit 10.31. The Non-qualified Independent Director Stock Option Plan Committee held two meetings during fiscal 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of the Record Date, the following entities are known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, as set forth on such person’s filings with the Securities and Exchange Commission (“SEC”) and the records of the Company.

	PRINCIPAL SHAREHOLDER	AMOUNT OF BENEFICIAL OWNERSHIP (SHARES)		PERCENT OF CLASS(4) (%)
Common	Far East Investments, LLC	19,250,000	(1)	20.99%
Common	DTE Investment, Ltd	13,750,000	(2)	15.95%
Common	Far East USA Investments, LLC		(3)	%

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1         The shares held by Far East Investments, LLC (“FEI”) consist of 7,500,000 shares, warrants exercisable for 6,250,000 shares, and warrants exercisable for 5,500,000 shares held by Far East USA Investments, LLC, an affiliate of FEI

2.         The shares held by DTE Investment LTD consist of 7,500,000 shares and warrants exercisable for 6,250,000 shares.

3.          FEI is the majority owner of Far East USA Investments, LLC (“USA”). USA has granted FEI voting control over the shares subject to the warrants.

4.         The applicable percentage ownership is based on 72,468,458 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible, through the exercise of warrants, options or the conversion of Preferred Stock into shares of Common Stock as of the Record Date.

Section 16(A) Beneficial Ownership Reporting Compliance

The Company received no Forms 3, 4 or 5 filed by any party during the fiscal 2013. Based upon information as of September 30, 2013 concerning beneficial ownership known to the Company, a Form 3, 4 or 5 should have been filed as relating to persons subject to Section 16(a) as follows:

1)    Mr. Lin has not filed a Form 3 to report his status as a Director of the Company and to report his beneficial ownership of Company securities.

2)    Mr. Li has not filed a Form 3 to report his status as a Director of the Company and to report his beneficial ownership of Company securities.

3)    Mr. Parrish filed a Form 3 on May 14, 2013, which was late.

4)    Mr. Carter has not filed a Form 3 to report his status as a Director of the Company and to report his beneficial ownership of Company securities.

5)    Mr. Sobieski has not filed a Form 3 to report his status as a Director.

6)    Mr. Maxwell has not filed a Form 4 to report the acquisition of 1,250,000 shares of Common Stock and a warrant to purchase 500,000 shares of Common Stock during fiscal 2013.

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Security Ownership of Management

The following information indicates the beneficial ownership by all executive officers and Directors of the Company as a group, each individual Director and each individual officer named in the Summary Compensation Table, of the outstanding Common Stock as of December 31, 2013:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael M. Carter	600,000 shares (1)	0.83	%(10)
Li Chi Kong	13,750,000 shares (2)	15.95	%(10)
Grant Lin	19,250,000 shares (3)	20.99	%(10)
Robert E. Martin	2,055,000 shares (4)	2.82	%(10)
Charles T. Maxwell	2,288,096 shares (5)	3.12	%(10)
Gary J. Novinskie	1,603,308 shares (6)	3.21	%(10)
Michael D. Parrish	1,200,000 shares (7)	1.64	%(10)
Stanley Porfido	5,000 shares (8)	0.01	%(10)
Raymond Sobieski	0 shares	0.00	%(10)
All directors and current executive officers as a group (9 persons)	40,751,404 shares (9)	43.75	%(11)

(1)	The stock ownership of Mr. Carter consists of 600,000 shares owned by him directly.
(2)	The stock ownership of Mr. Li. consists of 7,500,000 shares held by DTE and 6,250,000 shares obtainable on exercise of a warrant held by DTE exercisable at December 31, 2013. DTE is owned 100% by Mr. Li.
(3)	The stock ownership of Mr. Lin consists of 7,500,000 shares held by FEI, 6,250,000 shares obtainable on exercise of a warrant held by FEI exercisable at December 31, 2013, and 5,500,000 shares obtainable on exercise of a warrant held by USA exercisable at December 31, 2013. USA is an affiliate of FEI. FEI is owned 100% by Mr. Lin. FEI is the majority owner of USA, and USA has granted FEI voting control over the shares which may be obtained pursuant to the warrant to purchase 5,500,000 shares.
(4)	The stock ownership of Mr. Martin consists of 1,680,000 shares owned by him directly and 375,000 shares obtainable on exercise of options exercisable as of December 31, 2013.
(5)	The stock ownership of Mr. Maxwell consists of 66,667 shares owned by him directly, 1,250,000 shares held by the Charles T. Maxwell IRA, 321,429 shares obtainable on conversion of his holdings of the 7.25% Convertible Debentures owned by him directly (assuming a conversion date of December 31, 2013), 500,000 shares obtainable on exercise of a warrant exercisable as of December 31, 2013, and 150,000 shares obtainable on exercise of options exercisable as of December 31, 2013.
(6)	The stock ownership of Mr. Novinskie consists of 1,103,308 shares owned by him directly and 500,000 shares obtainable on exercise of options exercisable as of December 31, 2013.
(7)	The stock ownership of Mr. Parrish consists of 600,000 shares owned by him directly and 600,000 shares obtainable on exercise of options exercisable as of December 31, 2013.
(8)	The stock ownership of Mr. Porfido consists of 5,000 shares owned by him directly.
(9)	This group consists of nine persons, all whom are directors of the Company.
(10)	The applicable percentage ownership is based on 72,468,458 shares of Common Stock outstanding as of December 31, 2013, plus all securities exercisable or convertible by such beneficial owner into shares of Common Stock as of December 31, 2013.
(11)	The applicable percentage ownership is based on 72,468,458 shares of Common Stock outstanding as of December 31, 2013, all securities exercisable or convertible by such nine beneficial owners into shares of Common Stock as of December 31, 2013.

PROPOSAL TWO – ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables Shareholders to vote to approve, on an advisory and nonbinding basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with rules and regulations of the Securities and Exchange Commission.

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As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of the Shareholders. For fiscal 2013, the principal components for our named executive officer were base salary and equity-based incentive compensation. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

We are asking the Shareholders to indicate their support for the compensation arrangements with our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking the Shareholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Shareholders, and to the extent there is any significant vote against the named executive officer’s compensation as disclosed in this Proxy Statement, the Board of Directors will consider the Shareholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ABOVE, RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

AUDIT COMMITTEE REPORT

The following report has been submitted by the Audit Committee:

The Audit Committee is comprised solely of Independent Directors, under the requirements of The NASDAQ Stock Market LLC and SEC rules. In addition, the Board of Directors has determined that Mr. Sobieski is a “financial expert” as defined by Regulation S-K. The Audit Committee held six meetings during fiscal 2013. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Company’s web site at www.dalecoresources.com and is attached as Exhibit 3.2.

Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;
•	Approval of the fees and other compensation to be paid to the Company’s independent auditor;
•	Pre-approval of all auditing services and permitted non-audit services by the Company’s independent auditor;
•	Review of the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K;
•	Oversight of the review and response to complaints made to the Company regarding accounting, internal accounting controls and auditing matters; and,
•	Review and approval of related party transactions.

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Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Mayer Hoffman McCann, P.C. (“MHM”), is responsible for performing an independent audit of the consolidated financial statements for the fiscal year ended September 30, 2013, and issuing a report thereon. In the event that the aggregate market value of the voting and non-voting common equity held by non-affiliates on March 31 of a fiscal year (i.e., end of the second fiscal quarter) exceeds $75 million, the Company’s independent registered public accounting firm will be responsible in the subsequent fiscal year for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Such audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Company’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Company’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has reviewed and discussed with management and MHM the audited financial statements for the fiscal year ended September 30, 2013. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management. The Audit Committee also reviewed and discussed with MHM its report on the Company’s consolidated financial statements as of September 30, 2013 that such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of September 30, 2013, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management and Vasquez & Company LLP (“Vasquez”) the audited financial statements for the fiscal year ended September 30, 2012. The Audit Committee also reviewed and discussed with Vasquez its report on the Company’s consolidated financial statements as of September 30, 2012, that such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of September 30, 2012, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed with MHM and Vasquez the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee discussed with MHM and Vasquez their independence from management, and the Audit Committee has received from MHM and Vasquez the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on its review of the audited consolidated financial statements and discussions with management, MHM and Vasquez referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements for the fiscal years ended September 30, 2013 and 2012 in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,
/s/ RAYMOND SOBIESKI
Raymond Sobieski, Chairperson
Charles T. Maxwell

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STOCKHOLDER PROPOSALS

SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2014 Annual Meeting of Stockholders by September 30, 2013 to be eligible for inclusion in the proxy materials relating to that meeting. Shareholder proposals must be submitted in writing to the Secretary at Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, and West Chester, Pennsylvania 19382. The proposal must otherwise comply with all requirements of the SEC for shareholder proposals.

Under our Bylaws, a shareholder may nominate one or more persons for election as directors at any annual meeting of stockholders or propose business to be brought before the annual meeting of stockholders, or both, only if:

•	such business is a proper matter for shareholder action;
•	the shareholder has given timely notice in proper written form of such director nomination(s) or such proposed business; and
•	the shareholder is a shareholder of record of the Company at the time of giving such notice and is entitled to vote at the annual meeting.

To be timely, a shareholder’s notice must be delivered to and received by the Secretary of the Company at the principal executive offices of the Company not less than 120 days in advance of the first anniversary date of the Company’s proxy statement related to stockholders for the preceding year’s annual meeting. In the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, delivery of such proposal by the shareholder, to be timely, must be so delivered not later than the close of business on the later of (a) the 120th day prior to such meeting, or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting does not commence a new time period for the giving of a shareholder’s notice as described above. The term “public announcement” means disclosure in a press release reported by Dow Jones News Services, Associated Press or a comparable national news service, in a document public filed by the Company with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the Company’s securities are then listed.

Our Bylaws provide that a shareholder’s notice must be in writing and must set forth:

•	the name and address of the shareholder, as set forth in the Company’s books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made;
•	in the case of a nomination of director(s), (a) a description of all agreements, arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (b) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC, and (c) the nominee(s)’ written consent to serve as director if elected; and
•	in the case of other business proposed to be brought before the annual meeting, (a) a brief description of such business, (b) the reasons for conducting such business at the annual meeting, (c) any material interest the shareholder has in such business, and (d) any other information that is required to be provided by the shareholder under the current rules of the SEC with respect to shareholder proposals.

A shareholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder, and all other policies and procedures of the Company with respect to the above-described matters. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

No shareholder proposals were received by the Company for the 2013 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the stockholders arise, the enclosed proxy confers discretionary authority upon the proxy holders to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Company.

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INCORPORATION BY REFERENCE

The Company incorporates herein by reference the audited financial statements of the Company as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2014

The Notice, Proxy Statement, Proxy Card and the Company’s 2014 Annual Report on Form 10K, are available free of charge at /www.proxyvote.com.

By Order of the Board of Directors,
/s/ Michael D. Parrish
Michael D. Parrish Chief Executive Officer
Dated: March 10, 2014

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